Exhibit 99.2



                                                            EXECUTION COPY


                     REGISTRATION RIGHTS AGREEMENT dated as of October 7,
               1991, between Polaroid Corporation, a Delaware corporation (the "Company"), Corporate Partners, L.P., a Delaware limited partnership ("Corporate Partners"), Corporate Offshore Partners, L.P., a Bermuda limited partnership ("Corporate Offshore Partners"), and the State Board of Administration of Florida, a body corporate organized under the constitution of the State of Florida solely in its capacity as a managed account under an Investment Management Agreement with Corporate Advisors, L.P. ("Florida"; Corporate Partners, Corporate Offshore Partners and Florida being referred to collectively as the "Investors").


          1. Background. Pursuant to an Exchange Agreement dated as of the date hereof, between the Company and the Investors (the "Exchange Agreement"), the Company has issued to Corporate Partners, Corporate Offshore Partners and Florida $140,000,000 aggregate principal amount of the Company's 8% Subordinated Convertible Debentures Due 2001 (the "Subordinated Debentures"). The Subordinated Debentures are convertible into shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock"). Additionally, under certain circumstances described in the Subordinated Debentures, Subordinated Debentures will be exchanged for shares of the Company's Preferred Stock, par value $1.00 per share. Such shares of Preferred Stock, if issued, will be convertible into shares of Common Stock.

          2.  Registration Under Securities Act
              ---------------------------------

          2.1.  Registration on Request.  (a)  Request. Subject to Section
2.9 hereof, upon the written request of one or more holders (the "Initiating Holders") of Registrable Securities representing not less than 50% of the Registrable Securities that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act, including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if the Company is then eligible to use such a registration, of

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          (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders, and

          ii) all other Registrable Securities which the Company has been requested to register by the holders thereof (such holders together with the Initiating Holders are hereinafter referred to as the "Selling Holders") by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition of the Registrable Securities so to be registered.

          (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more Selling Holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (a) the managing underwriter of such offering shall have advised each Selling Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or
              (b) the Selling Holders of not less than 66-2/3% of all Registrable Securities to be covered by such registration shall have consented in writing to the inclusion of such other securities.

          (c) Registration Statement Form.  Registrations under this
              Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to the Selling Holders of more than 50% of the Registrable Securities so to be registered. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Selling Holders of Registrable Securities so to be registered and-counsel to the Company, is required to be included.

          (d) Expenses. The Company will pay the Registration Expenses in connection with any registration requested pursuant to this
              Section 2.1.
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          (e) Effective Registration Statement.  A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Selling Holders.

          (f) Selection of Underwriters. The underwriter or underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the mutual agreement of the Company and the Selling Holders of more than 50% of the Registrable Securities so to be registered.

          (g) Priority in Requested Registration. If the managing underwriter of any underwritten offering shall advise the Company in writing (with a copy to each Selling Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Selling
              Holders of 66-2/3% of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Selling Holders requesting such registration on the basis of the percentage of the Registrable Securities of such Selling Holders requested so to be registered. In connection with any such registration to which this Section 2.1(g) is applicable, no securities other than Registrable Securities shall be covered by such registration.

          (h) Limitations on Registration on Request. Notwithstanding anything in this Section 2.1 to the contrary, in no event will the Company be required to effect, in the aggregate, without regard to the holder of Registrable Securities making such request, more than three registrations pursuant to this Section 2.1.
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          2.2  Incidental Registration.  (a)  Right to Include Registrable
Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such forms or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation), whether or not for sale for its own account, it will, subject to Section 2.9 hereof, each such time give prompt written notice to all registered holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 15 days after the receipt of any such notice (5 days if the Company states in such written notice or gives telephonic notice to all registered holders of Registrable Securities, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder), the Company will, subject to Section 2.9 hereof, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1, and
(ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 2.1. Any such registration of Subordinated Debentures shall be for not less than $25 million principal amount, in the aggregate; and any such registration of New Preferred Shares shall be for not less than a number of New Preferred Shares for which the Liquidation Preference (as defined in the Certificate of Designation therefor) at the time would be $25 million or more in the aggregate. The Company will pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 2.2.

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          (b)  Priority in Incidental Registrations.  If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities and other securities of the Company ranking senior to or on a parity with, if Subordinated Debentures are requested to be included, the Subordinated Debentures or, if New Preferred Shares are requested to be included, New Preferred Shares (in each case, the "Senior or Parity Securities") or securities of the Company issued upon exercise, conversion or exchange of such Senior or Parity Securities ("Other Securities") requested to be included in such registration, such Registrable Securities, Senior or Parity Securities and Other Securities to be included in such registration pro rata on the basis of the estimated gross proceeds from the sale thereof, and third, any other securities of the Company requested to be included in such registration.

          2.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:



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          (i) prepare and (within 90 days after the end of the period within which requests for registration may be given to the Company or in any event as soon thereafter as practicable) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities, provided that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 120 days;

          (iii) furnish to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

          (iv) use its best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and
(z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;



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          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the seller or sellers of Registrable Securities to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) furnish to each seller of Registrable Securities and the Significant Investors a signed counterpart of

          (x) an opinion of counsel for the Company, which may be the head in-house counsel of the Company, and

          (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

     covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountants' comfort letter, such other financial matters,, and, in the case of the legal opinion, such other legal matters, as the sellers of more than 50% of the Registrable Securities covered by such registration statement, the underwriters or the Significant Investors may reasonably request;

     (vii) notify each seller of Registrable Securities covered by such registration statement and the Significant Investors, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of any such seller or Significant Investor promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
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          (viii) otherwise use its best efforts to comply with all
     applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and promptly furnish to each such seller of Registrable Securities and to the Significant Investors a copy of any amendment or supplement to such registration statement or prospectus;

          (ix) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

          (x) use its best efforts to list all Registrable Securities covered by such registration statement on any national securities exchange on which Registrable Securities of the same class and, if applicable, series, covered by such registration statement are then listed; and

          (xi) consider in good faith any request by holders of any Subordinated Debentures or New Preferred Shares that are Selling Holders to list the Subordinated Debentures or New Preferred Shares to be covered by such registration statement on a national securities exchange identified by such Selling Holders and, if such request is approved by the Company, use its best efforts to list such securities on such exchange to the extent it is practicable to do so as promptly as is practicable; and



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          (xii) to the extent any such registration relates to the
     Subordinated Debentures, (A) prepare and enter into an indenture with a trustee, which shall be reasonably satisfactory to the Company and the Selling Holders, not later than the date on which the applicable registration statement becomes effective, (B) cooperate with the trustee and the holders of Debentures to incorporate the terms of the Subordinated Debentures in the indenture and effect such changes to the indenture as may be required for the indenture to be qualified under the Trust Indenture Act, and (C) execute, and use its best efforts to cause the trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the indenture to be so qualified in a timely manner. The indenture shall be in a form reasonably satisfactory to the Company, the Selling Holders and the Investors (so long as the Investors are holders of Subordinated Debentures.)

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision
(vii) of this Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities that is to be so supplemented or amended at the time of receipt of such notice.



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          2.4.  Underwritten Offerings.  (a)  Requested Underwritten
Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will use reasonable efforts to enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, each such holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section
2.7. The holders of the Registrable Securities proposed to be distributed by such underwriters will cooperate with the Company in the negotiation of the underwriting agreement. Such holders of Registrable Securities shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          (b) Incidental Underwritten Offerings. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to Section 2.9 hereof, if requested by any Requesting Holder of Registrable Securities use its best efforts to arrange for such under writers to include all the Registrable Securities to be offered and sold by such Requesting Holder among the securities of the Company to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such Requesting Holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Requesting Holder, such Requesting Holder's Registrable Securities and such Requesting Holder's intended method of distribution or as otherwise required by law. Notwithstanding the foregoing provisions of this Section 2.4(b), the Company need not include any Registrable Securities of any such Requesting Holder in an underwritten offering of the Company's securities if the inclusion of such Registrable Securities, in the opinion of the managing underwriter for such offering by the Company, might adversely affect such offering by the Company.



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          2.5.  Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, the Significant Investors, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to the underwriters of the Company's securities), such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders', such underwriters' and such Significant Investors' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.6 Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. The obligations of the Company to use its best efforts to cause the Registrable Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

          (a) The Company shall not be obligated to file any registration statement pursuant to Section 2.1 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.



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          (b)  The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to
Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to Section 2.1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, such holders of Registrable Securities requesting registration thereof pursuant to Section
2.1 shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which holders of Registrable Securities are entitled pursuant to Section 2.1 hereof.

          (c) Holders of Registrable Securities shall use all reasonable efforts to effect as wide a distribution of such Registrable Securities as reasonably practicable, and in no event shall any sale of Registrable Securities be made knowingly to any Person (including its Affiliates and any Person or entities which are to the knowledge of such holders (or to the knowledge of any underwriter for such holders) part of any 13D Group (as defined in the Exchange Agreement) which includes such purchaser or any of its Affiliates) that, after giving effect to such sale, would Beneficially Own (as defined in the Exchange Agreement) Voting Securities (as defined in the Exchange Agreement) representing more than 5% of the Total Voting Power (as defined in the Exchange Agreement). The holders of such Registrable Securities shall secure the agreement of their underwriter or underwriters, if any, for such offering to comply with the foregoing.



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          2.7.  Indemnification.  (a)  Indemnification by the Company.  In
the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless, (i) in the case of any registration statement filed pursuant to
Section 2.1 or 2.2, each seller of any Registrable Securities covered by such registration statement, its directors, officers, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and (ii) in the case of any registration statement of the Company, each Significant Investor, its directors, officers, partners, agents and affiliates and each other Person, if any, who controls such Significant Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or Significant Investor or any such director, officer, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller, each such Significant Investor and each such director, officer, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof and provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, Significant Investor or any such director, officer, partner, agent or affiliate or controlling person and shall survive the transfer of such securities by such seller.

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          (b)  Indemnification by the Sellers.  As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harm less (in the same manner and to the same extent as set forth in subdivision (a) of this
Section 2.7) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)  Contribution.  If the indemnification provided for in this
Section 2.7 shall for any reason be held by a court to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or
(b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reason ably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company, any Significant Investor and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, any Significant Investor and such prospective sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such prospective sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

          (f) Indemnification Payments. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          2.8. Adjustments Affecting Registrable Securities. (a) Prior to any registration of any shares of New Preferred Shares, if the lowest "Liquidation Preference" per New Preferred Share set forth in the Certificate of Designation therefor is greater than $50, subject to the availability of authorized but unissued New Preferred Shares, the Company will use its best efforts to effect a stock-split in respect of the New Preferred Shares to the extent reasonably requested by the holders of more than 50% of the New Preferred Shares for the purpose of enhancing the marketability of the New Preferred Shares.

          (b) The Company will not effect or permit to occur, except pursuant to Section 2.8(a), any combination or subdivision of Registrable Securities which would materially adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

          2.9. Conditions and Limitations on Registrations of Registrable Securities. (a) The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2 hereof until after January 30, 1993; provided, however, that the Company shall be required at any time to effect registration pursuant to Section 2 hereof of Debenture Conversion Shares issued to the Investors upon conversion of any Subordinated Debentures called for redemption by the Company pursuant to the terms of the Subordinated Debentures or Preferred Conversion Shares issued to the Investors upon conversion of any New Preferred Shares called for redemption by the Company pursuant to the terms of the New Preferred Shares.

          (b) The Company shall not be required to effect any registration of Registrable Securities pursuant to Section 2.2 hereof if it shall deliver to the holder or holders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such holder or holders) to the effect that the Registrable Securities requested to be registered may be sold by such holder without registration under the Securities Act.

          2.10. Certain Rights of Investors If Named in a Registration Statement. If any statement contained in a registration statement under the Securities Act refers to any of the Investors by name or otherwise as the holder of any securities of the Company, then such Investor shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Investor and the Company, to the effect that the holding by such Investor of such securities does not necessarily make such Investor a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Investor of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Investor by name or otherwise is not required by the Securities Act or any of the rules and regulations promulgated thereunder, the deletion of the reference to such Investor.

          3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Affiliate" has the meaning set forth in the Exchange Agreement.

          "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

          "Debenture Conversion Shares" means the shares of Common Stock issuable upon conversion of Subordinated Debentures.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Initiating Holder" is defined in Section 2.1.

          "New Preferred Shares" means shares of the Company's Preferred Stock issuable in exchange for Subordinated Debentures.

          "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof, or a governmental agency.

          "Preferred Conversion Shares" means the shares of Common Stock issuable upon conversion of shares of New
Preferred Shares.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, any fees and disbursements of trustees customarily paid by issuers or sellers of securities in connection with qualifying an indenture under the Trust Indenture Act and, in the case of a registration pursuant to Section 2.1, the reasonable fees and expenses of one counsel to any of the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration); provided, however, that Registration Expenses shall exclude and the sellers of the Registrable Securities being registered shall pay the fees and disbursements of counsel and accountants to such sellers, underwriters' fees and expenses and underwriting discounts and commissions and transfer taxes in respect of the Registrable Securities being registered, except that in the case of a registration pursuant to Section 2.1, the Company shall pay the reasonable fees and expenses of one counsel to the Selling Holders (selected by Selling Holders representing at least 50% of the Registrable Securities covered by such registration).

          "Registrable Securities" means (i) the Subordinated Debentures,
(ii) Debenture Conversion Shares, (iii) New Preferred Shares and (iv) Preferred Conversion Shares, and in each case, any Related Registrable Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or
(d) they shall have ceased to be outstanding.

          "Related Registrable Securities" means with respect to the Subordinated Debentures, Debenture Conversion Shares, New Preferred Shares or Preferred Conversion Shares, any securities of the Company (including, without limitation, the Rights) issued or issuable with respect to any Subordinated Debentures, Debenture Conversion Shares, New Preferred Shares or Preferred Conversion Shares, as the case may be, by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Requesting Holder" is defined in Section 2.2.

          "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

          "Selling Holder" is defined in Section 2.1.

          "Significant Investor" means each Investor named in the first paragraph of this Agreement (and not any other holder of Registrable Securities or any other Person) so long as, at a time in question (i) such Investor holds Registrable Securities and (ii) all the Investors (together with partners of Corporate Partners and partners of Corporate Offshore Partners) hold Registrable Securities representing (or then convertible into) at least 10% of the Common Stock then outstanding.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          4. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or
(b) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          5. Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 66-2/3% of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

          6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          7. Notices. All communications provided for hereunder shall be sent by postage-prepaid first-class mail, shall be deemed to be received three days after being sent, or, if earlier, the date of actual receipt, and shall be addressed as follows:

          (a) if to any Investor, addressed to it in the manner set forth in the Exchange Agreement, or at such other address as such party shall have furnished to the Company in writing;

          (b) if to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company; or

          (c) if to the Company, addressed to it in the manner set forth in the Exchange Agreement, or at such other address as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

          8. Assignment; Calculation of Percentage Interests in Registrable Securities. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and assigns and, with respect to the Investors, any holder of any Registrable Securities, subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. The Investors named in the first paragraph of this Agreement (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with a transfer or disposition of Registrable Securities permitted by the Exchange Agreement, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 2.1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

          (b) For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made, assuming the conversion of all Subordinated Debentures and New Preferred Shares into shares of Common Stock.

          9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          10. Entire Agreement. This Agreement and the Exchange Agreement (including the other documents set forth in the Exhibits to the Exchange Agreement) contain the entire understanding of the parties with respect to the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, the parties hereby agree that upon the execution and delivery of this Agreement, the Registration Rights Agreement dated as of January 30, 1989, between the Investors and the Company shall be cancelled and of no further force or effect.

          11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

          12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                         POLAROID CORPORATION

                            by
                              William J. O'Neill, Jr.
                              -----------------------
                              Name:  William J. O'Neill, Jr.

                              Title: Group Vice President and
                                     Chief Financial Officer


                              CORPORATE PARTNERS, L.P.

                                by Corporate Advisors, L.P.
                                   General Partner

                                   by LFCP Corp.
                                      General Partner

                                      by  Lester Pollack
                                          --------------
                                          Name:  Lester Pollack
                                          Title: Chairman



                             CORPORATE OFFSHORE PARTNERS, L.P.

                                by Corporate Advisors,L.P.
                                   General Partner

                                   by LFCP Corp.
                                      General Partner

                                      by  Lester Pollack
                                          --------------
                                        Name:  Lester Pollack
                                        Title: Chairman

                              STATE BOARD OF ADMINISTRATION
                              OF FLORIDA

                                by Corporate Advisors, L.P.
                                   Attorney-in-Fact

                                   by LFCP Corp.
                                      General Partner

                                   by  Lester Pollack
                                       --------------
                                     Name:  Lester Pollack
                                     Title: Chairman